
                                  NSAR ITEM 77O

                        VKAC Convertible Securities Fund
                               10f-3 Transactions

  Underwriting #                Underwriting                Purchased From           Amount of shares     % of          Date of
                                                                                       Purchased       Underwriting     Purchase


         1                     Western Digital              Salomon Smith Barney        1,280,000         0.113%       02/11/98
         2            Equity Corporation International         Merrill Lynch              740,000         0.592%       02/19/98
         3                   Whole Foods Market                BT Alex Brown            2,781,000         1.036%       02/25/98
         4              El Paso Energy Capital Trust        Donaldson, Lufkin &            22,500         0.375%       03/12/98
                                                                  Jenrette
         5              WinStar Communications, Inc.            First Boston               14,200         0.355%       03/12/98
         6                 Healthsouth Corporation          Salomon Smith Barney        1,000,000         0.200%       03/17/98
         7                 Chesapeake Energy Corp.          Donaldson, Lufkin &
                                                                  Jenrette                 13,200         0.330%       04/17/98
         8                Pride International, Inc.         Salomon Smith Barney        1,877,000         0.367%       04/21/98
         9                    Texas Industires                 Merrill Lynch               15,000         0.375%       06/02/98
        10             General Growth Properties, Inc.        Lehman Brothers              17,600         0.147%       06/05/98
        11                        NTL Inc.                          DLJ                   700,000         0.140%       12/11/98
                                     MS                        Goldman Sachs
                                                               BT Alex Brown
                                                              Chase Securities
        12                     At Home Network                 Merrill Lynch            1,160,000         0.305%       12/21/98
                                     MS                        Goldman Sachs

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Other Firms participating in Underwriting:

Underwriting for #1

Morgan Stanley Dean Witter

Underwriting for #2

ABN AMRO Incorporated
Morgan Stanley & Co. Incorporated

Underwriting for #3

Morgan Stanley Dean Witter

Underwriting for #5

Salomon Smith Barney
Morgan Stanley Dean Witter
NationsBanc Montgomery Securities LLC

Underwriting for #6

Bear, Stearns & Co. Inc.
Cowen & Company
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
PaineWebber Incorporated


Underwriting for #7

Donaldson, Lufkin & Jenrette
Lehman Brothers
JP Morgan & Co.
Morgan Stanley Dean Witter
Bear, Stearns & Co. Inc.


Underwriting for #8

Morgan Stanley & Co. Incorporated

Underwriting for #10

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
SBC Warburg Dillon Read Inc.
UBS Securities LLC
BancAmerica Robertson Stephens
A.G. Edwards & Sons, Inc.
Everen Securities, Inc.
Advest, Inc.
Dain Rauscher Wessels
Fahnestock & Co. Inc.
Janney Montgomery Scott Inc.
Edward D. Jones & Co., LP
First of Michigan Corporation
Legg Mason Wood Walker, Incorporated
McDonald & Company Securities, Inc.
Piper Jaffray Inc.
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company Incorporated
The Robinston-Humphrey Company, LLC
Sutro & Co. Incorporated
Tucker Anthony Incorporated
Wheat First Securities, Inc.


Underwriter for #11

Goldman Sachs
BT Alex Brown
Chase Securities


Underwriter for #12

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.